INDEPENDENT AUDITORS' REPORT


The Board of Trustees of
 the International Equity Portfolio:


We consent to the use of our report incorporated by reference herein dated February 22, 2002 on the financial statements of the International Equity Portfolio as of December 31, 2001 and for the periods indicated therein and to the reference to our firm under the heading "Independent Auditors" in Part B of the Registration Statement.

                                                  KPMG LLP

Columbus, Ohio
April 29, 2002